UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida		33137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	Regulation FD Disclosure.

On December 27, 2018, OPKO Health, Inc. (the “Company”) issued a press release in connection with the settlements, subject to court approval, described in Item 8.01 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as expressly set forth by specific reference in such a filing.

ITEM 8.01.	Other Events.

On December 27, 2018, the Company announced that the Company and Phillip Frost, M.D., the Company’s CEO and Chairman (“Dr. Frost”), entered into settlement agreements with the Securities and Exchange Commission (the “Commission”), subject to court approval, resolving the complaint filed by the Commission against the Company and Dr. Frost in the U.S. District Court for the Southern District of New York on September 7, 2018 (“the Complaint”). The proposed settlements include no restriction on Dr. Frost’s ability to continue to serve as the Company’s CEO and Chairman.

Pursuant to the settlement, and without admitting or denying any of the allegations of the Complaint, the Company will be enjoined from violating Section 13(d) of the Exchange Act and will pay a $100,000 penalty. Liability under Section 13(d) can be established without any showing of wrongful intent or negligence.

The Company also agreed to, within certain stipulated time periods: (i) establish a Management Investment Committee (“MIC”) that will make recommendations to an Independent Investment Committee (“IIC”) of the Board of Directors in connection with existing and future strategic minority investments; and (ii) retain an Independent Compliance Consultant (“ICC”) to (a) advise the Company on whether filings pursuant to Section 13(d) for previous strategic investments made at the suggestion of or in tandem with Dr. Frost should be amended or made to reflect group membership with Dr. Frost and his related entities; (b) review the Company’s existing policies and procedures relating to compliance with Section 13(d) of the Exchange Act; and (c) review the independence of the MIC and IIC of the Board of Directors solely for purposes of the handling of strategic minority investments. The ICC will report its findings to the Commission within fifteen (15) days of completion of its work, and the Company will certify its compliance with these undertakings in writing.

Under the terms of the settlement between the Commission and Dr. Frost, and without admitting or denying any of the allegations in the Complaint, Dr. Frost will be enjoined from violating Sections 5(a) and (c) and 17(a)(2) of the Securities Act and Section 13(d) of the Exchange Act; will pay approximately $5.5 million in penalty, disgorgement and pre-judgment interest; and will be prohibited, with certain exceptions, from trading in penny stocks. Liability under Exchange Act Section 13(d) and Securities Act Sections 5(a) and (c) can be established without any showing of wrongful intent or negligence, and liability under Securities Act Section 17(a)(2) can be established upon a showing of negligence.

ITEM 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated December 27, 2018

Exhibit List

Exhibit No.	Description

99.1	Press Release of the Company dated December 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: December 27, 2018	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer